                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    May 7, 1996





                        MFS COMMUNICATIONS COMPANY, INC.
               (Exact name of registrant as specified in charter)


   Delaware                       0-21594                       47-0714388
(State or other                 (Commission File               (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)



3555 Farnam Street, Omaha, Nebraska                           68131
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:  402-977-5300





                                 Not Applicable
        (Former name or former address, if changed from last report)

Item 5.  Other Events

         On May 7, 1996, MFS Communications Company, Inc. (MFS) announced that it plans to undertake a series of initiatives designed to position MFS to take advantage of opportunities created by changes in telecommunications laws and the rapid development of Internet-based communications networks. In response to these new opportunities, the Company intends to undertake certain initiatives which involve increasing the number of cities served, expanding its networks in existing cities, constructing or acquiring its own intercity high capacity network, accelerating central office interconnection, deployment of additional switches, and providing high-speed local Internet access. Further information relating to these initiatives is contained in the MFS Press Release of May 7, 1996, which is filed as an exhibit to this Report and incorporated herein by reference.

         This announcement contains forward looking statements that involve risks and uncertainties, including risk of changing market conditions, competitive and regulatory risk associated with the telecommunications and Internet industries, and other risks detailed from time to time in the SEC annual reports filed by MFS, including the report on Form 10-K filed by MFS for the year ending December 31, 1995. Actual results, events and performance may differ materially.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of businesses acquired:  None.

         (b)  Pro Forma financial information:  None.

         (c)  Exhibits:

                  99.1 Press Release of MFS Communications Company, Inc., dated May 7, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                MFS COMMUNICATIONS COMPANY, INC.



                                                /s/ Terrence J. Ferguson
                                                Terrence J. Ferguson
                                                Senior Vice President, Secretary
                                                and General Counsel

May 10, 1996

                                  EXHIBIT INDEX

Exhibit                                                                  Page

10.1     Press Release of MFS Communications Company, Inc., dated
         May 7, 1996